Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 30 to Registration Statement No. 2-57354 of Merrill Lynch Municipal Bond Fund, Inc. (the “Fund”) comprising the Insured, National and Limited Maturity Portfolios on Form N-1A of our report dated August 19, 2004, appearing in the June 30, 2004 Annual Report of the Fund, which is incorporated by reference in the Statement of Additional Information which is part of this Registration Statement. We also consent to the reference to us under the caption “Financial Highlights” in the Prospectus, which is also part of this Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
September 30, 2004